As filed with the Securities and Exchange Commission on March 16, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________________________________________

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

 ___________________________________________________________________________________

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

___________________________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	138 Bartlett Street Marlboro, Massachusetts 01752 (Address of principal executive offices)	04-3242254 (I.R.S. Employer Identification Number)

___________________________________________________________________________________

Amended and Restated 2000 Stock Option and Incentive Plan
(Full title of the plans)

___________________________________________________________________________________

Richard M. Feldt
President and Chief Executive Officer
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
(Name and address of agent for service)

 ___________________________________________________________________________________
 (508) 357-2221
(Telephone number, including area code, of agent for service)

___________________________________________________________________________________

With a copy to:

Christian M. Ehrbar, Esq.

General Counsel

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer    X                                                                    Accelerated Filer

          Non-accelerated filer   (do not check if a smaller reporting company)     Smaller Reporting Company

___________________________________________________________________________________

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01 par value, available for issuance under the Amended and Restated 2000 Stock Option and Incentive Plan	1,500,000	$1.13	$1,695,000.00	$95.00
(1)

(1)This Registration Statement shall also cover any additional shares of Common Stock of Evergreen Solar, Inc. (the "Registrant") that become issuable under the Amended and Restated 2000 Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Common Stock of the Registrant.

(2)

(2)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price per share of $1.13, which was the average of the high and low price per share of the Common Stock of the Registrant as reported on the Nasdaq Global Market on March 10, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,500,000 additional shares of the Registrant's Common Stock that may be issued pursuant to the Registrant's Amended and Restated 2000 Stock Option and Incentive Plan (the "Plan"). Accordingly, the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on January 8, 2001 (file number 333-53374), June 9, 2003 (file number 333-105963) and July 29, 2005 (file number 333-127025) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant incorporates by reference into this Registration Statement the following documents and information filed by the Registrant with the SEC:

1.	The Registrant's Amended Annual Report on Form 10-K/A (file number 000-31687), filed March 5, 2009.
2.	The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (file number 000-31687), filed October 4, 2000.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

     Legal matters in connection with the validity of the common stock offered under the Plan have been passed upon for the Registrant by Christian M. Ehrbar, General Counsel of the Registrant. Mr. Ehrbar beneficially owns restricted stock issued pursuant to the Plan and is eligible to participate in the Plan.

Item 8. Exhibits.

     See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlboro, State of Massachusetts, on the 16th day of March 2009.

Evergreen Solar, Inc.
By:	/s/ Richard M. Feldt
Richard M. Feldt
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Feldt and Michael El-Hillow and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date
/s/ Richard M. Feldt Richard M. Feldt	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	March 16, 2009
/s/ Michael El-Hillow Michael El-Hillow	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2009
/s/ Allan H. Cohen Allan H. Cohen	Director	March 16, 2009
/s/ Edward C. Grady Edward C. Grady	Director	March 16, 2009
/s/ Dr. Peterr W. Cowden Dr. Peter W. Cowden	Director	March 16, 2009
/s/ Tommy Cadwell Tommy Cadwell	Director	March 16, 2009
/s/ Dr. Susan F. Tierney Dr. Susan F. Tierney	Director	March 16, 2009

EVERGREEN SOLAR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1

Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement filed on Form S-1/A (File No. 333-43140), filed on October 3, 2000)

4.2

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 000-31687), filed on June 23, 2008)

4.3

Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-8 (File No. 333-105963), filed on June 9, 2003)

4.4

Certificate of Designations of Rights, Preferences and Privileges of Series B Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-143023), filed on May 16, 2007)

4.5

Specimen Certificate for Shares of the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1/A (File No. 333-43140), filed on October 25, 2000)

4.6	Second Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 of the Registrant's Registration Statement filed on Form S-1/A (File No. 333-43140), filed on October 3, 2000)

4.7

Amendment No. 1 to the Second Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Registrant's Current Report of Form 8-K (File No. 000-31687), filed on February 5, 2009)

5.1	Opinion of Christian M. Ehrbar, Esq., General Counsel to the Registrant

10.1	Amended and Restated 2000 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Registrant's Current Report of Form 8-K (File No. 000-31687), filed on June 23, 2008)

10.2

First Amendment to Amended and Restated 2000 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Registrant's Annual Report of Form 10-K (File No. 000-31687), filed on March 2, 2009)

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Leipzig, Germany PricewaterhouseCoopers AG

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page).